UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The "go-shop" process conducted on the Company’s behalf by Cowen and Company ("Cowen"), the independent financial advisor to the special committee of independent directors of the Company, has ended. During the "go-shop" period, Cowen held a variety of discussions with potential transaction partners and no proposals were received from anyone. During the "go-shop" period, the Company was permitted to initiate, solicit and encourage alternative proposals until July 31, 2008. With the expiration of the "go-shop" period and with the absence of any proposal from any other party, the Company is continuing to work with Fertitta Holdings, Inc. to complete the merger in a timely manner, subject to satisfaction of the conditions set forth in the merger agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated August 1, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

August 1, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 1, 2008